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                                                                   EXHIBIT 4-13




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                           THE DETROIT EDISON COMPANY

                                      AND

                             BANKERS TRUST COMPANY

                                    Trustee

                                _______________


                FIRST AMENDMENT TO THIRD SUPPLEMENTAL INDENTURE

                         Dated as of December 12, 1995


                             _____________________


                    Amending the Collateral Trust Indenture
                           Dated as of June 30, 1993
                      and the Third Supplemental Indenture
                          Dated as of August 15, 1994


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                 FIRST AMENDMENT, dated as of the 12th day of December, 1995 to the THIRD SUPPLEMENTAL INDENTURE, dated as of the 15th day of August, 1994, between THE DETROIT EDISON COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation, having its principal office in The City of New York, New York, as trustee (the "Trustee");

                 WHEREAS, the Company has heretofore executed and delivered to the Trustee a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture" and, together with the First Supplemental Indenture dated as of June 30, 1993, the Second Supplemental Indenture dated as of September 15, 1993, the Third Supplemental Indenture dated as of August 15, 1994 (the "Third Supplemental Indenture" and, as amended hereby, the "Amended Third Supplemental Indenture) and the Fourth Supplemental Indenture dated as of August 15, 1995 the "Indenture") providing for the issuance by the Company from time to time of its secured notes to be issued in one or more series (in the Original Indenture and herein called the "Securities"); and

                 WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Amendment to the Third Supplemental Indenture to the Original Indenture in order to amend the form and terms of the series of Securities designated as the "Remarketed Secured Notes 1994 Series C Due 2034" with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series as permitted by Section 1002 of the Original Indenture; and

                 WHEREAS, the Holders of not less than a majority in principal amount of the Notes (as defined herein) outstanding as of 12:00 noon, New York City time, on December 12, 1995, the record date for such purpose, have consented to the amendments set forth herein; and

                 WHEREAS, all things necessary to make this First Amendment to the Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

                 NOW, THEREFORE, THIS FIRST AMENDMENT TO THE THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to amend the terms of the series of Securities designated as the "Remarketed Secured Notes 1994 Series C Due 2034", and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Amended Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:





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                                  ARTICLE ONE

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION

                 Section 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture or the Third Supplemental Indenture shall have the meaning specified in the Original Indenture or the Third Supplemental Indenture, as the case may be, unless such term is otherwise defined herein.

                 "Beneficial Owner" shall mean, for Notes in book-entry form, the person who acquires an interest in the Notes which is reflected on the records of DTC through its participants.

                 "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close.

                 "Commercial Paper Term Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis which shall not be less than one calendar day nor more than 364 consecutive calendar days and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

                 "Daily Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a daily basis and interest is paid as provided for such Interest Rate Mode in
Section 203 hereof.

                 "Fixed Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is determined and in effect until the Stated Maturity of such Note and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

                 "Floating Interest Rate Mode or Modes" means any of the following: the Daily Interest Rate Mode or the Weekly Interest Rate Mode.

                 "Interest Rate Adjustment Date" means for a particular Interest Rate Period in any Interest Rate Mode, each date, which shall be a Business Day, on which interest on the Notes subject thereto commences to accrue at the rate determined and announced by the applicable Remarketing Agent for such Interest Rate Period and for Notes bearing interest at the Initial Interest Rate (as hereinafter defined), the Business Day following the expiration of the Initial Interest Rate Period (as hereinafter defined).





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                 "Interest Rate Mode" means the mode in which the Interest Rate on a Note is being determined, i.e., a Commercial Paper Term Mode, a Daily Interest Rate Mode, a Weekly Interest Rate Mode, the Long Term Rate Mode or the Fixed Interest Rate Mode.

                 "Interest Rate Period" means, with respect to any Note, the period of time commencing on the Interest Rate Adjustment Date to, but not including the immediately succeeding Interest Rate Adjustment Date during which such Note bears interest at a particular interest rate.

                 "Liquidity Provider" means, any bank or other credit provider whose obligations such as those under the Standby Note Purchase Agreement with respect to any Notes are exempt from registration under the Securities Act of 1933, as amended, with long term senior debt ratings from Standard & Poor's Corporation and Moody's Investors Service, Inc. at least equal to those of the Company as of the date of the Standby Note Purchase Agreement, and a minimum combined capital and surplus of at least $50,000,000, that has entered into a Standby Note Purchase Agreement with the Company for the purpose of purchasing unremarketed Notes on any Interest Rate Adjustment Date; provided, that for purposes of any notices to be given hereunder, "Liquidity Provider" means the Administrative Agent (as defined in such Standby Note Purchase Agreement).

                 "Long Term Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset in a Long Term Rate Period and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

                 "Long Term Rate Period" means, with respect to any Note, any period of more than 364 days and less than the Stated Maturity of such Note.

                 "Maximum Rate" means that rate of interest equal to fifteen percent (15%) per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

                 "Notes" or "Note" have the meaning specified in Section 201.

                 "Optional Redemption" means the redemption of any Note prior to its maturity at the option of the Company as described herein.

                 "Remarketing Agent" means such agent or agents, including any standby remarketing agent (each a "Standby Remarketing Agent"), as the Company may appoint from time to time for the purpose of remarketing of the Notes, as set forth in the remarketing agreement which the Company shall enter into prior to the remarketing of such Notes.





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                 "Standby Note Purchase Agreement" means the agreement which the Company may, at its option, enter into from time to time with a Liquidity Provider for the purpose of purchasing unremarketed Notes.

                 "Weekly Interest Rate Mode" means, with respect to any Note, the Interest Rate Mode in which the interest rate on such Note is reset on a periodic basis approximating one week and interest is paid as provided for such Interest Rate Mode in Section 203 hereof.

         The foregoing Section 101 supersedes Section 101 of the Third Supplemental Indenture in its entirety.

                 Section 102. Section References. Each reference to a particular section set forth in this First Amendment to the Third Supplemental Indenture shall, unless the context otherwise requires, refer to this First Amendment to the Third Supplemental Indenture.


                                  ARTICLE TWO

                          TITLE AND TERMS OF THE NOTES


                 Section 201. Title of the Notes; Amendments. This First Amendment to the Third Supplemental Indenture hereby amends the series of Securities designated as the "Remarketed Secured Notes 1994 Series C Due 2034" of the Company (each referred to herein as a "Note" and collectively as the "Notes"). For purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

                 Section 202. Variations in Terms of Notes. Subject to the terms and conditions set forth in the Original Indenture and in the Amended Third Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and such terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

                 Section 203. Interest, Interest Rates and Interest Rate Modes. Each Note will initially bear interest at the rate per annum set forth in such Note (the "Initial Interest Rate") through the date set forth in such Note (the "Initial Interest Rate Period"). Thereafter, each Note at the option of the Company will bear interest in the Commercial Paper Term Mode, the Daily Interest Rate Mode, the Weekly Interest Rate Mode, the Long Term Rate Mode or may be permanently converted to the Fixed Interest Rate Mode. Each Note may bear interest in the same or a different Interest Rate Mode from other Notes. The interest rate for the Notes will be established periodically as described herein by the applicable Remarketing Agent.





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                 Interest will be payable on any Note at Maturity and (i)
bearing interest at the Initial Interest Rate, on the date or dates set forth on the face thereof; (ii) for any Interest Rate Period in the Commercial Paper Term Mode, on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period for such Note and on such other dates (if any) as will be established upon conversion of such Note to the Commercial Paper Term Mode or upon remarketing of the Note in a new Interest Rate Period in the Commercial Paper Term Mode and set forth in the applicable Note; (iii) in the Daily or Weekly Interest Rate Mode, on the first Business Day of each month (unless such day is less than 11 days after conversion to such Interest Rate Mode, in which case interest will be payable on the first Business Day of the next succeeding month); and (iv) in the Long Term Rate Mode or Fixed Interest Rate Mode, at least semiannually on such dates as will be established upon conversion of such Note to the Long Term Rate Mode (or upon remarketing of the Note in a new Interest Rate Period in the Long Term Rate Mode, as the case may be) or Fixed Interest Rate Mode and set forth in the applicable Note, and on the Interest Rate Adjustment Date commencing the next succeeding Interest Rate Period, in the case of Notes in the Long Term Rate Mode. Such interest will be payable to the holder thereof as of the related Record Date, which, for any Note (x) in the Daily or Weekly Interest Rate Mode, is the last calendar day of the month preceding an Interest Payment Date; (y) in the Commercial Paper Term Mode, or bearing interest at the Initial Interest Rate (unless otherwise specified in the Note), is the Business Day prior to the related Interest Payment Date; and
(z) in the Long Term Rate Mode or Fixed Interest Rate Mode, is 15 days prior to the related Interest Payment Date. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. Interest on Notes bearing interest in a Floating Interest Rate Mode or the Commercial Paper Term Mode will be computed on the basis of actual days elapsed over 360. Interest on Notes in the Long Term Rate Mode or Fixed Interest Rate Mode will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on Notes at the Initial Interest Rate will be computed on the basis of
(a) actual days elapsed over 360 if the Initial Interest Rate Period is less than one year or (b) a year of 360 days consisting of twelve 30-day months if the Initial Interest Rate Period is one year or more.

                 Determination of Interest Rates. The interest rate for any Note will be established by the applicable Remarketing Agent in a remarketing as described in Section 206 hereof or otherwise not later than the Interest Rate Adjustment Date for such Note as the minimum rate of interest necessary in the judgment of such Remarketing Agent to produce a par bid in the secondary market for such Note on the date the interest rate is established. Such rate will be effective for the next succeeding Interest Rate Period for such Note commencing on such Interest Rate Adjustment Date.

                 In the event that (i) the applicable Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) such Remarketing Agent has failed to





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announce the appropriate interest rate on the Interest Rate Adjustment Date for any Note for whatever reason, or (iii) the appropriate interest rate or Interest Rate Period cannot be determined for any Note for whatever reason, all such Notes for which such Remarketing Agent is responsible for remarketing shall be automatically converted to the Weekly Interest Rate Mode and the rate of interest thereon shall be equal to the rate per annum announced by NBD Bank, N.A., or such other nationally recognized bank located in the United States as the Company may select, as its prime lending rate, (such rate of interest being referred to herein as the "Special Interest Rate").

                 The interest rate on the Notes shall not exceed the Maximum
Rate.

                 The Trustee shall, upon request of any Beneficial Owner of a Note, advise such Beneficial Owner or the applicable Remarketing Agent of the interest rate applicable to such Beneficial Owner's Notes for the next Interest Rate Period. Neither the Trustee nor the Company will otherwise be required to advise Beneficial Owners of the applicable interest rate.

                 Interest Rate Modes.

                 Commercial Paper Term Period. The Interest Rate Period for any Note in the Commercial Paper Term Mode will be a Commercial Paper Term Period, which will be a period of not less than one nor more than 364 consecutive calendar days, as determined by the Company or, if not so determined, by the Remarketing Agent for such Note (in its best judgment in order to obtain the lowest interest cost for such Note). Each Commercial Paper Term Period will commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for such Note. The interest rate for any Commercial Paper Term Period relating to a Remarketed Note will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206) which is the first day of each Interest Rate Period for such Notes; provided, however, that if such day is not a Business Day, the Interest Rate Adjustment Date for any Note in such Commercial Paper Term Mode shall be the next succeeding day which is a Business Day.

                 Daily Interest Rate Period.  The Interest Rate Period for any
Note in the Daily Interest Rate Mode will commence at the beginning of each Business Day and end at the end of the calendar day preceding the next Business Day. The interest rate for such Notes will be determined each Business Day not later than 9:30 a.m., New York City time on such day (subject to Section 206). The Daily Interest Rate Mode shall occur only so long as the Notes are maintained in a book-entry system.

                 Weekly Interest Rate Period.  The Interest Rate Period for any
Note in the Weekly Interest Rate Mode will generally be a seven day period commencing on any Business Day, as





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determined by the applicable Remarketing Agent, and ending on the day preceding the first day of the next Interest Rate Period for such Note. The interest rate for any Notes in the Weekly Interest Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206), which is the first day of each Interest Rate Period for such Notes.

                 Long Term Rate Period. The Interest Rate Period for any Note in the Long Term Rate Mode will be established by the Company as a period of more than 364 days and less than the Stated Maturity of such Note; provided, however, that such Interest Rate Period must end on the day prior to an Interest Payment Date for such Note; and provided further that, if so provided in a Note in the Long Term Rate Mode and specified at the time of remarketing into a Long Term Rate Period, the Company may shorten the Interest Rate Period and provide for payment of a premium in respect thereof for any such Note upon written notice to the Remarketing Agent and the Trustee not less than thirty
(30) days prior to the date upon which such shortened Interest Rate Period shall expire. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time. In such case, the next Interest Rate Adjustment Date otherwise set forth in such Note shall instead be the date upon which such Interest Rate Period shall expire. The interest rate for any Notes in the Long Term Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206). The Interest Rate Adjustment Date for the Long Term Rate Mode is the first day of the Interest Rate Period; provided, however, that if such day is not a Business Day, the Interest Rate Adjustment Date for any Note in such Long Term Rate Mode shall be the next succeeding day which is a Business Day.

         If any Note is subject to early remarketing as provided above, the Interest Rate Period may be shortened by the Company on any date on and after the Initial Early Remarketing Date, if any, specified in the Note, upon prior written notice as provided above. On and after the Initial Early Remarketing Date, if any, on the Interest Rate Adjustment Date relating to such shortened Interest Rate Period for this Note, the Company will pay a premium to the tendering Beneficial Owner of the Note, together with accrued interest, if any, thereon at the applicable rate payable to such Interest Rate Adjustment Date. Unless otherwise specified in the Note, the premium shall be an amount equal to the Initial Early Remarketing Premium specified therein (as adjusted by the Annual Early Remarketing Premium Percentage Reduction, if applicable), multiplied by the principal amount of the Note subject to early remarketing. The Initial Early Remarketing Premium, if any, shall decline at each anniversary of the Initial Early Remarketing Date by an amount equal to the applicable Annual Early Remarketing Premium Percentage Reduction, if any, specified in the Note until the premium is equal to 0.

                 Fixed Interest Rate Period.  The Interest Rate Period for any
Note in the Fixed Interest Rate Mode will commence on the date of conversion to such Interest Rate Mode and





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continue to the final maturity or date of redemption of such Note.  The interest rate for Notes in the Fixed Interest Rate Mode will be determined not later than 11:00 a.m., New York City time, on the Interest Rate Adjustment Date for such Notes (subject to Section 206), which is the date of conversion to the Fixed Interest Rate Mode for such Notes and will be set forth on the face of such Notes.

         The foregoing Section 203 supersedes Section 204 of the Third Supplemental Indenture in its entirety.

                 Section 204. Conversion. As long as the Notes are not in the Fixed Rate Mode, the Company may change the Interest Rate Mode at its option in the manner described below.

                 (a)      Conversion From a Floating Interest Rate Mode.  Any
Note in a Floating Interest Rate Mode may be converted at the option of the Company to any Interest Rate Mode on any Interest Rate Adjustment Date for such Note upon receipt by the Trustee and the applicable Remarketing Agent of notice, confirmed in writing, from the Company (a "Conversion Notice") not less than ten days prior to such Interest Rate Adjustment Date. The Conversion Notice will contain the new Interest Rate Mode and the date of such conversion (a "Conversion Date"), and will state that such Note will be subject to mandatory tender by the Beneficial Owner thereof, as described in Section 205 hereof. Such Beneficial Owner will be deemed to have tendered such Note as of the Conversion Date and will not be entitled to further accrual of interest on such Note after such date. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time.

                 (b) Conversion from the Commercial Paper Term Mode or the Long Term Rate Mode. Any Note in the Commercial Paper Term Mode or the Long Term Rate Mode may be converted at the option of the Company to a Floating Interest Rate Mode or the Fixed Interest Rate Mode on any Interest Rate Adjustment Date upon receipt by the Trustee and the applicable Remarketing Agent of notice, confirmed in writing, from the Company not less than five Business Days prior to such Interest Rate Adjustment Date. The Conversion Notice will contain the new Interest Rate Mode and the Conversion Date, and will state that such Note will be subject to mandatory tender by the Beneficial Owner thereof, as described in Section 205 hereof. Such Beneficial Owner will be deemed to have tendered such Note as of the Conversion Date and will not be entitled to further accrual of interest on such Note after such date. Promptly upon receipt of such notice and, in any case, not later than the close of business on such date, the Trustee will transmit such information to DTC in accordance with DTC's procedures as in effect from time to time. No Conversion Notice will be required hereunder for conversions within or between the Commercial Paper Term Mode and the Long Term Rate Mode.





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                 Any Note converted to the Fixed Interest Rate Mode will not be subject to any further conversions between Interest Rate Modes.

                 (c) Revocation or Change of Conversion Notice. The Company may, upon written notice received by the Trustee, the applicable Remarketing Agent and DTC, revoke any Conversion Notice or change the Interest Rate Mode to which such Conversion Notice relates up to 9:30 a.m., New York City time, on the Conversion Date.

         The foregoing Section 204 supersedes Section 205 of the Third Supplemental Indenture in its entirety.

                 Section 205.  Tender of Notes.

                 (a) Demand Tender Option for Notes in a Floating Interest Rate Mode. Any Note in the Daily or Weekly Interest Rate Mode is subject to tender and purchase upon demand by the Beneficial Owner thereof on any Business Day selected by such Beneficial Owner as hereinafter provided, at the purchase price of par plus accrued interest, upon notice to the applicable Remarketing Agent and to such Beneficial Owner's DTC participant on a Business Day not later than (i) one (1) Business Day prior to the specified purchase date, in the case of any Note in the Daily Interest Rate Mode, or (ii) seven days prior to the specified purchase date, in the case of any Note in the Weekly Interest Rate Mode; provided, however, that in either such case if the date selected for purchase is not a Business Day, the purchase date shall be the next succeeding Business Day. Such notice shall (A) state the principal amount (or portion thereof) of such Note to be purchased, (B) state the purchase date on which such Note will be purchased, and (C) irrevocably request such purchase. Upon giving such notice, the Beneficial Owner of such Note will be deemed to have irrevocably tendered such Note for remarketing as described below. Notes may only be tendered in amounts of $100,000 and integral multiples thereof and no Notes will be purchased in part if such partial purchase would result in the principal amount of any Notes of a Beneficial Owner outstanding being in any denomination of less than $100,000 or an integral multiple thereof.

                 (b) Mandatory Tender of Notes at the Initial Interest Rate or in the Long Term Rate Mode or Commercial Paper Term Mode. Any Note bearing interest at the Initial Interest Rate or in the Long Term Rate Mode or in the Commercial Paper Term Mode will be automatically tendered for purchase, or deemed tendered for purchase, on each Interest Rate Adjustment Date relating thereto. Notes will be purchased on the Interest Rate Adjustment Date relating thereto as described in Section 206 hereof.

                 Section 206. Remarketing. The interest rate on each Note will be established from time to time by each Remarketing Agent responsible for the remarketing thereof in accordance with the following procedures:





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                 (a)      Interest Rate Adjustment Date; Determination of
Interest Rate. By 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in the case of any Note in the Daily Interest Rate Mode), on the Interest Rate Adjustment Date for any Note, the applicable Remarketing Agent will determine the interest rate for such Note being remarketed to the nearest one-thousandth (0.001) of one percent per annum for the next Interest Rate Period; provided, that between 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in the case of any Note in the Daily Interest Rate Mode), and 11:50 a.m., New York City time, the Remarketing Agent and the Standby Agent, if any, shall use their best efforts to determine the interest rate for any Notes not successfully remarketed as of the applicable deadline specified in this paragraph. In determining the applicable interest rate for such Note and other terms, such Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefor at which they would be willing to hold or purchase such Notes.

                 (b) Notification of Results; Settlement. By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate applicable to such Notes for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, for any Notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date), the Long Term Rate Mode or the Fixed Interest Rate Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of tendered Notes and (vi) the aggregate principal amount of such tendered Notes which such Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Immediately after receiving such notice, and in any case, not later than 1:30 p.m. New York City time, the Trustee will transmit such information and any other settlement information required by DTC to DTC in accordance with DTC's procedures as in effect from time to time.

                 By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of such Notes (or the DTC participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of such Notes that such purchaser is to purchase.

                 Each purchaser of Notes in a remarketing will be required to give instructions to its DTC participant to pay the purchase price therefor in same day funds to the applicable Remarketing Agent against delivery of the principal amount of such Notes by book entry through DTC by 3:00 p.m., New York City time, on the Interest Rate Adjustment Date. Any Notes bearing interest in a Floating Interest Rate Mode for the Interest Rate Period immediately





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preceding a remarketing will be settled at a price of 100% of the principal amount thereof plus accrued interest from the most recent Interest Payment Date therefor to the date of settlement.

                 All tendered Notes will be automatically delivered to the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time), by book entry through DTC against payment of the purchase price or redemption price therefor, on the Interest Rate Adjustment Date relating thereto.

                 The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC participant of each tendering Beneficial Owner of Notes subject to a remarketing, by book entry through DTC by the close of business on the Interest Rate Adjustment Date against delivery through DTC of such Beneficial Owner's tendered Notes, of the purchase price for tendered Notes that have been sold in the remarketing. If any such Notes were purchased pursuant to a Special Mandatory Purchase, subject to receipt of funds from the Company or the Liquidity Provider, as the case may be, the Trustee will make such payment of the purchase price of such Notes plus accrued interest, if any, to such date.

                 The transactions described above for a remarketing of any Notes will be executed on the Interest Rate Adjustment Date for such Notes through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC participants will be debited and credited and such Notes delivered by book entry as necessary to effect the purchases and sales thereof, in each case as determined in the related remarketing.

                 Except as otherwise set forth in Section 207 hereof, any Notes tendered in a remarketing will be purchased solely out of the proceeds received from purchasers of such Notes in such remarketing, and neither the Trustee, the applicable Remarketing Agent nor any Standby Remarketing Agent or the Company will be obligated to provide funds to make payment upon any Beneficial Owner's tender in a remarketing.

                 Although tendered Notes will be subject to purchase by a Remarketing Agent in a remarketing, such Remarketing Agent and any Standby Remarketing Agent will not be obligated to purchase any such Notes.

                 The settlement and remarketing procedures described above, including provisions for payment by purchasers of tendered Notes or for payment to selling Beneficial Owners of tendered Notes, may be modified to the extent required by DTC. In addition, each Remarketing Agent may, in accordance with the terms of the Original Indenture, modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.





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                 As long as DTC's nominee holds the certificates representing the Notes in the book entry system of DTC, no certificates for such Notes will be delivered by any selling Beneficial Owner to reflect any transfer of Notes effected in any remarketing.

                 The Trustee shall confirm to DTC the interest rate for the following Interest Rate Period in accordance with DTC's procedures as in effect from time to time.

                 The interest rate announced by the applicable Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners, the Company and the Trustee.

                 (c) Failed Remarketing. By 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date, the applicable Remarketing Agent will notify the Liquidity Provider, if any, the Trustee and the Company by telephone or facsimile, confirmed in writing, of the principal amount of Notes that such Remarketing Agent and the applicable Standby Remarketing Agent were unable to remarket on such date. In the event that the Company has entered into a Standby Note Purchase Agreement which is in effect on such date, such notice will constitute a demand for the benefit of the Company to the Liquidity Provider to purchase such unremarketed Notes at a price equal to the outstanding principal amount thereof pursuant to the terms of such Standby Note Purchase Agreement. If a Standby Note Purchase Agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds under the Standby Note Purchase Agreement, the Company hereby agrees to purchase such unremarketed Notes. In each case the Company will pay all accrued and unpaid interest, if any, on unremarketed Notes to such Interest Rate Adjustment Date. Payment of the principal amount of unremarketed Notes by the Company or the Liquidity Provider, as the case may be, and payment of accrued and unpaid interest, if any, by the Company, shall be made by deposit of same-day funds with the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

                 Section 207.  Purchase and Redemption of Notes

                 (a) Special Mandatory Purchase. Subject to certain exceptions, if by 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent and the applicable Standby Remarketing Agent have not remarketed all such Notes, the Notes that are unremarketed are subject to Special Mandatory Purchase. Either the Company or, subject to the terms and conditions of a Standby Note Purchase Agreement, if any, which may be in effect on such date, the Liquidity Provider, will deposit same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) irrevocably in trust for the benefit of the Beneficial Owners of Notes subject to Special Mandatory Purchase by 3:00 p.m.,

New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay the aggregate purchase price of such unremarketed Notes, equal to 100% of the principal amount thereof. In the event a Standby Note Purchase Agreement is in effect but the Liquidity Provider shall fail to advance funds for whatever reason thereunder, the Company hereby agrees to purchase such unremarketed Notes on such Interest Rate Adjustment Date. The Company hereby agrees to pay the accrued interest, if any, on such Notes by depositing sufficient same-day funds therefor in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date.

                 Notes purchased by the Liquidity Provider ("Purchased Notes") shall bear interest at the rates and be payable on the dates as may be agreed upon by the Company and the Liquidity Provider, but in no event shall such rate be more than the Maximum Rate. Upon purchase of any Note by the Liquidity Provider, all interest accruing thereon from the last date for which interest was paid shall accrue for the benefit of and be payable to the Liquidity Provider. Unless an event of default under the Standby Note Purchase Agreement occurs, the applicable Remarketing Agent shall continue its remarketing efforts with respect to Purchased Notes until the earlier to occur of a successful remarketing of such Purchased Notes or the expiration of the Standby Note Purchase Agreement. In the event the Liquidity Provider holds Purchased Notes on the date the Standby Note Purchase Agreement expires, the Company will be required to purchase such Notes on such date at a purchase price equal to the principal amount thereof plus accrued interest thereon to the purchase date. Such Notes will remain outstanding and enjoy the benefits of the Original Indenture, the Third Supplemental Indenture (as amended hereby) and this First Amendment to the Third Supplemental Indenture until such time as the Company delivers certificates for the Notes to the Trustee for cancellation.

                 (b) Optional Redemption While Notes are in a Floating Interest Rate Mode or Commercial Paper Term Mode. Any Notes in a Floating Interest Rate Mode or in the Commercial Paper Term Mode are subject to redemption at the option of the Company in whole or in part on any Interest Rate Adjustment Date relating thereto in accordance with the terms and provisions of the Original Indenture, upon 30 days notice to the holders thereof at a redemption price equal to the aggregate principal amount of such Notes to be redeemed plus accrued interest thereon to the redemption date.

                 (c) Redemption While Notes are in the Long Term Rate Mode. Any Notes in the Long Term Rate Mode are subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to or within such Long Term Rate Mode and set forth in the Note relating thereto.

                 (d) Redemption While Notes are in the Fixed Interest Rate Mode. Any Notes in the Fixed Interest Rate Mode will be subject to redemption at the option of the Company or pursuant to a sinking fund at the times and upon the terms specified at the time of conversion to such Fixed Interest Rate Mode and set forth in the Note relating thereto.

                 Section 208.  Form and Other Terms of the Notes.

                 (a) Attached hereto as Exhibit A is a form of Note, which form is hereby established as the form in which Notes may be issued bearing interest at the Initial Interest Rate or in a Floating Interest Rate Mode, the Commercial Paper Term Mode, the Long Term Rate Mode or the Fixed Interest Rate Mode. Annex A to Exhibit A is deemed to be a part of such Note and such Annex may be changed upon the mutual agreement of the Company and the Trustee to reflect changes occasioned by remarketings.

                 (b) Attached hereto as Exhibit B is a form of Liquidity Provider Note, which form is hereby established as a form in which Notes held by the Liquidity Provider may be issued. The form of Liquidity Provider Note may be amended to reflect changes occasioned by remarketings upon the mutual agreement of the Company and the Trustee, but only with the consent of the Administrative Agent (as defined in such Exhibit B).

                 (c) Subject to (a) and (b) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture, the Third Supplemental Indenture and this First Amendment to the Third Supplemental Indenture.


                                 ARTICLE THREE

                          ADDITIONAL EVENT OF DEFAULT


                 With respect to the Notes, the following will be an additional Event of Default to follow subsection (8) under Section 601 of the Indenture:

                          (9) default in the performance of the Company's obligation to purchase Notes held by the Liquidity Provider under the terms of the Standby Note Purchase Agreement, if any, and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.


                                  ARTICLE FOUR

                    AUTHENTICATION AND DELIVERY OF THE NOTES

         Section 401. Security. As provided in and pursuant to Article Four of the Original Indenture, the Notes will be secured as to payments of principal, interest and premium, if any, by a series of general and refunding mortgage bonds (the "General and Refunding Mortgage Bonds, 1994 Series C" or the "Bonds") of the Company to be issued from time to time under and secured by a Mortgage and Deed of Trust, dated as of October 1, 1924, between the Company and the Trustee, as amended and supplemented by various supplemental indentures, including the supplemental indenture, dated as of August 15, 1994, creating the General and Refunding Mortgage Bonds, 1994 Series C (collectively, the "Mortgage"), pledged by the Company for the benefit of the holders of the Notes to the Trustee under this Indenture.

         Section 402. Authentication and Delivery. As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication, the Company shall deliver a Supplemental Company Order in the form of Exhibit C to this Amended Third Supplemental Indenture for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes. Authentication and delivery of any Notes shall be subject to the Company delivering a Certificate instructing the Trustee or Authenticating Agent to authenticate and deliver Bonds securing the payment of principal, interest and premium, if any, in respect of such Notes, and the Trustee or Authenticating Agent authenticating and delivering such Bonds, all as provided in or pursuant to the Mortgage. Terms used in the preceding sentence and not otherwise defined herein shall have the meanings specified in the Mortgage.


                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS


                 The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Amendment to the Third Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                 Except as expressly amended hereby, the Original Indenture and the Third Supplemental Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture and the Third Supplemental Indenture are in all respects hereby ratified and confirmed. This First Amendment to the Third Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture, as supplemented by the Third Supplemental Indenture, in the manner and to the extent herein and therein provided.

                 This First Amendment to the Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                 This First Amendment to the Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   THE DETROIT EDISON COMPANY


                                   By:________________________________
                                       Name:
                                       Title:

ATTEST:

By:________________________

(Corporate Seal)

                                   BANKERS TRUST COMPANY,
                                       as Trustee


                                   By:_______________________________
                                       Name:
                                       Title:

ATTEST:

By:________________________

(Corporate Seal)

STATE OF MICHIGAN         )
                          )  :
COUNTY OF WAYNE           )


On the _____ day of ________, 1995, before me personally came ________________
_______________________, to me known, who, being by me duly sworn, did depose and say that he is _________________ of THE DETROIT EDISON COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.



                                            ----------------------------------
                                            Notary Public, State of Michigan

[Notarial Seal]





STATE OF NEW YORK         )
                          )  :
COUNTY OF _________       )


On the ___ day of _______, 1995, before me personally came ____________________
_____________________, to me known, who, being by me duly sworn, did depose and say that he is _________________ of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.



                                        ---------------------------------------
                                        Notary Public, State of New York

[Notarial Seal]

                                                                       EXHIBIT C

                           THE DETROIT EDISON COMPANY

                REMARKETED SECURED NOTES 1994 SERIES C DUE 2034
                           SUPPLEMENTAL COMPANY ORDER


                 Pursuant to Article Four of the First Amendment, dated as of December 12, 1995, to the Third Supplemental Indenture, dated as of August 15 1994, to Collateral Trust Indenture, dated as of June 30, 1993, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $____________. The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.
         IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ___________, 1995.


                                                ___________________________
                                                C. C. Arvani
                                                Assistant Treasurer
                                                The Detroit Edison Company